UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  January 20, 2017

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   641-585-3535

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In the first quarter of Fiscal 2017, we revised our reporting segments. Previously we had one reporting segment which included all recreational vehicle products and services. With the acquisition of Grand Design in the first quarter of Fiscal 2017, we expanded the number of reporting segments to two: (1) Motorized products and services and (2) Towable products and services. The Towable segment includes all products which are not motorized and are generally towed by another vehicle. The Motorized segment includes all products that include a motorized chassis as well as other related manufactured products. We are filing this Current Report on Form 8-K to present prior year segment information to our Annual Report on Form 10-K for the fiscal year ended August 27, 2016 to conform to the current reporting segment presentation in accordance with SEC Financial Reporting Manual - Topic 13 - Effects of Subsequent Events on Financial Statements Required in Filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
23.1	Consent of Independent Registered Public Accounting Firm-Deloitte & Touche LLP.
99.1
Updated Part I, Item 1. Business, Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements and Supplementary Data from Winnebago Industries, Inc.'s Annual Report on Form 10-K for the fiscal year ended August 27, 2016.

101
The following materials from Winnebago Industries, Inc.'s Annual Report on Form 10-K for the year ended August 27, 2016 are filed herewith, formatted in XBRL (Extensible Business Reporting Language): (i) the Consolidated Statements of Income and Comprehensive Income for the years ended August 27, 2016, August 29, 2015 and August 30, 2014, (ii) the Consolidated Balance Sheets as of August 27, 2016 and August 29, 2015, (iii) the Consolidated Statements of Cash Flows for the years ended August 27, 2016, August 29, 2015 and August 30, 2014, (iv) the Consolidated Statements of Changes in Stockholders' Equity for the years ended August 27, 2016, August 29, 2015 and August 30, 2014 and (v) the Notes to Consolidated Financial Statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.

Date:	January 20, 2017	By:	/s/ Scott C. Folkers
		Name:	Scott C. Folkers
		Title:	Vice President, General Counsel and Secretary